UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 20, 2007

Torbay Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25417	52-2143186
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2967 Michelson Dr Ste G444, Irvine, CA	92612
of (Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949)-200-7569

N/A
(Former Name and Address if Changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 20, 2007, the Company entered in an agreement (the “Share Exchange Agreement”) to acquire all the shares of capital stock of ICC-Italy S.r.l. (“ICC-Italy”), which was incorporated in Italy in August, 2007. The Share Exchange Agreement was amended by a first amendment (“First Amendment”) on August 21, 2007 to more clearly state the purchase price and to set a closing date of not later than September 15, 2007. The last signature on the First Amendment was obtained on August 26, 2007.

The purpose of the exchange is for the Company to acquire and capitalize a company which could build a distribution network focused on stores providing telecommunications, entertainment, basic foods, financial services, and certain other products and services to ethnic immigrant worker communities in Italy

Carmine Castellano (a member of the Company’s Board of Directors) and Alfred Settino are the principals of ICC-Italy and have been active as investors and managers in such ethnic immigrant telecommunication service companies for many years.

On the closing date the Company will pay $100 for the all the common stock of ICC-Italy. In addition, under the Share Exchange Agreement, the Company is obligated to issue its preferred and common stock to Carmine Castellano and Alfred Settino in the transaction contingent upon both ICC-Italy and the Company accomplishing certain financial and operating milestones.

All of the milestones for the issuance of the Company’s common stock are based on 2007 performance criteria. If one or more of such 2007 milestones are not met, then the Company will not be obligated to issue any common stock to Messrs. Castellan and Settino. If the 2007 milestones are met, then if the Company pays to The Black Diamond Fund LLLP (“Black Diamond”) the amounts due to Black Diamond under Section 3.5 of the Share Purchase Agreement dated June 29, 2007 between the Company and Black Diamond, as amended, then the Company will be obligated to issue 2,500,000 shares of its Series B preferred stock and 45,000,000 shares of its common stock to Messrs. Castellano and Settino. Assuming all the common shares and preferred shares are issued to Castellan and Settino and no other shares of capital stock or securities convertible into or exchangeable for capital stock of the Company are issued, they would each have approximately a 9.5% voting interest in the Company on a fully diluted basis.

The Share Exchange Agreement was ratified by the Board of Directors of the Company on August 20, 2007.

Neither Carmine Castellano nor Alfred Settino have received or will receive any fee, bonus, or other compensation for consummating this transaction other than the shares of the Company’s capital stock described above.

Both Carmine Castellano and Alfred Settino are U.S. citizens.

Alfred Settino resides in Italy and is the president and chief executive officer of ICC-Italy Srl.

The Company has invested approximately $316,494 in ICC-Italy to date to cover the expenses required to organize and capitalize ICC-Italy, to provide initial working capital, and to identify potential acquisition opportunities. The funds will be accounted for as a capital investment in ICC-Italy. The Company expects to make additional capital investments in ICC-Italy to facilitate the acquisition by ICC-Italy of operating assets.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Share Exchange Agreement dated August 20, 2007 between the Company and Carmine Castellano and Alfred Settino.

10.2	First Amendment to Share Exchange Agreement dated August 21, 2007 between the Company and Carmine Castellano and Alfred Settino.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Richard K. Lauer
Name: Richard K. Lauer
Title: Chief Executive Officer

Date: August 27, 2007